Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-11 of our report dated March 28, 2013 relating to the financial statements, which appears in ZAIS Financial Corp and Subsidiaries’ Annual Report on form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the headings “Experts” in this Form S-11.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 8, 2013